Exhibit 99.2

Issue Date: October 21, 2010

Investor Update

This investor update provides forward-looking information about United Continental Holdings, Inc. (“the Company” or “UAL”) for the fourth quarter and full year 2010. Also included are certain historical quarterly pro forma operating statements and statistics for the combined company based on preliminary estimates filed with the SEC in the proxy statement filed on August 18, 2010, which assume that the merger closed January 1, 2009. In mid-November, the Company expects to complete its review of purchase accounting adjustments related to the merger and to complete its review of the classification of certain items on its income statement. After the Company completes these reviews, it will release pro forma combined quarterly income statements for year-to-date 2010 and 2009 based upon the updated purchase accounting adjustments and the determination of classification of certain items on its income statement.

Combined Company (United and Continental) Outlook Highlights

based on preliminary pro forma purchase accounting adjustments

Capacity

Fourth quarter 2010 consolidated available seat miles (ASMs) are expected to be up 3.0% to 4.0% year-over year. Full year 2010 consolidated ASMs are estimated to be up 0.8% to 1.1%.

Non-Fuel Expenses

Fourth quarter consolidated cost per ASM (CASM), excluding fuel, profit sharing, certain accounting charges and merger-related expenses for the combined Company are expected to be up 2.5% to 3.5%. For the full year, the Company estimates consolidated CASM excluding fuel, profit sharing, certain accounting charges and merger-related expenses will be up 2.6% to 2.9%.

The Company expects to implement a revenue share structure for its trans-Atlantic joint venture during the fourth quarter 2010, which will be retroactive to January 1, 2010. The Company will account for the revenue sharing obligations for the first nine months of 2010 related to this revenue sharing agreement as other operating expense in the fourth quarter. The Company estimates the impact of this obligation to be approximately $100 million, which accounts for 2 points of year over year growth in Consolidated CASM excluding fuel in the fourth quarter and is included in its guidance. This estimated revenue sharing payment is substantially less than the additional passenger revenue United and Continental receive from the joint marketing, scheduling and pricing efforts of the joint venture. Going forward, related revenue share payments will be booked as an adjustment to passenger revenue.

Fuel Expense

The Company estimates its consolidated fuel price, including the impact of settled hedges, to be $2.40 per gallon for the fourth quarter and $2.31 per gallon for the full year.

Profit Sharing

United and Continental have separate employee profit sharing plans for the employees of each respective subsidiary. The Company’s profit sharing plan for United pays 15% of total GAAP pre-tax profits, excluding special items and stock compensation expense, to the employees of United when pre-tax profit excluding special items and stock compensation expense exceeds $10 million. The Company currently expects the stock expense for United to be $28 million in the fourth quarter, and $58 million for the full year.

The Company’s profit sharing plan for Continental creates an award pool of 15% of annual pre-tax income excluding special, unusual or non-recurring items.

For both United and Continental, profit sharing expense is accrued on a year-to-date basis.

Non-Operating Income/Expense

Non-operating expense for the Company is estimated to be between $250 million and $260 million for the fourth quarter, and between $975 million and $985 million for the full year. Non-operating income/(expense) includes interest expense, capitalized interest, interest income and other non-operating income/(expense).

Net Capital Expenditures and Scheduled Debt and Capital Lease Payments

The Company expects a total of $260 million of net capital expenditures in the fourth quarter and $760 million for the full year. The Company expects scheduled debt and capital lease payments of $540 million in the fourth quarter for a total of $2,030 million debt payments for the year, including the prepayment of $350 million Continental secured term loan and $140 million in prepayments of United debt in the third quarter.

Liquidity

The Company expects to end the year with an unrestricted cash, cash equivalents and short-term investments balance of approximately $8.4 billion.

Combined Company Outlook

based on preliminary pro forma purchase accounting adjustments

Advanced Booked Seat Factor (Percentage of Available Seats that are Sold)

Compared to the same period last year, for the next six weeks, mainline domestic advanced booked seat factor is up 1.2 points, mainline international advanced booked seat factor is down 1.2 points, mainline Latin advanced booked seat factor is down 4.3 points, Atlantic advanced booked seat factor is down 3.1 points, Pacific advanced booked seat factor is up 4.8 points, and Regional advanced booked seat factor is up 0.9 points.

							PRO-FORMA
	Estimated Fourth Quarter 2010			Year-Over-Year % Change Higher/(Lower)			Estimated Full Year 2010			Year-Over-Year % Change Higher/(Lower)
Capacity (Million ASMs)
Mainline Capacity
Domestic Capacity	28,086	-	28,369	(1.1)%	-	(0.1)%	114,369	-	114,652	(2.4)%	-	(2.2)%
Latin America Capacity	4,505	-	4,547	7.5%	-	8.5%	19,233	-	19,275	4.8%	-	5.0%
Atlantic Capacity	11,670	-	11,778	9.0%	-	10.0%	48,117	-	48,225	2.0%	-	2.2%
Pacific Capacity	9,429	-	9,519	5.0%	-	6.0%	37,752	-	37,842	0.9%	-	1.2%
Total Mainline Capacity	53,690	-	54,213	2.7%	-	3.7%	219,471	-	219,994	(0.3)%	-	(0.1)%
Regional Affiliates Capacity*	8,028	-	8,104	5.1%	-	6.1%	32,913	-	32,989	9.3%	-	9.5%
Consolidated Capacity
Domestic Capacity	35,728	-	36,087	(0.2)%	-	0.8%	145,749	-	146,108	(0.3)%	-	(0.1)%
International Capacity	25,990	-	26,230	7.7%	-	8.7%	106,635	-	106,875	2.5%	-	2.7%
Total Consolidated Capacity	61,718	-	62,317	3.0%	-	4.0%	252,384	-	252,983	0.8%	-	1.1%

Traffic (Million RPMs)
Mainline System Traffic
Domestic System Traffic
Latin America System Traffic
Atlantic Load System Traffic	Fourth Quarter Traffic Outlook To Be
Pacific Load System Traffic	Provided Later In The Quarter
Total Mainline System Traffic
Regional Affiliates System Traffic*
Consolidated System Traffic
Domestic System Traffic
International System Traffic
Total Consolidated System Traffic

Load Factor
Mainline Load Factor
Domestic Load Factor
Latin America Load Factor
Atlantic Load Factor	Fourth Quarter Load Factor Outlook To Be
Pacific Load Factor	Provided Later In The Quarter
Total Mainline Load Factor
Regional Affiliates Load Factor*
Consolidated Load Factor
Domestic Load Factor
International Load Factor
Total Consolidated Load Factor

*	Regional Affiliates results only reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus

Combined Company Outlook

based on preliminary pro forma purchase accounting adjustments

							PRO-FORMA
	Estimated Fourth Quarter 2010			Year-Over-Year % Change Higher/(Lower)			Estimated Full Year 2010			Year-Over-Year % Change Higher/(Lower)
Revenue
Mainline Passenger Unit Revenue (¢/ASM)
Regional Affilliate Passenger Unit Revenue (¢/ASM)				Fourth Quarter Revenue Outlook To Be
Consolidated Passenger Unit Revenue (¢/ASM)				Provided Later In The Quarter
Mainline Passenger Unit Revenue (¢/ASM)
Cargo, Mail and Other Revenue

Operating Expenses*
Mainline Unit Cost Excluding Profit Sharing and Non-Cash Net Mark-to-Market Impacts (¢/ASM)	12.10	-	12.18	7.2%	-	8.0%	11.48	-	11.50	7.4%	-	7.6%
Regional Affiliates Unit Cost (¢/ASM)	18.01	-	18.13	3.0%	-	3.7%	17.55	-	17.57	4.3%	-	4.4%
Consolidated Unit Cost Excluding Profit Sharing and Non-Cash Net Mark-to-Market Impacts (¢/ASM)	12.86	-	12.95	6.7%	-	7.4%	12.30	-	12.32	7.6%	-	7.8%

Non-Fuel Expense*
Mainline Unit Cost Excluding Fuel and Profit Sharing (¢/ASM)	8.45	-	8.53	3.0%	-	4.0%	8.02	-	8.04	3.1%	-	3.3%
Regional Affiliates Unit Cost Excluding Fuel (¢/ASM)	12.43	-	12.55	0.2%	-	1.2%	12.23	-	12.25	(2.2)%	-	(2.1)%
Consolidated Unit Cost Excluding Fuel and Profit Sharing (¢/ASM)	8.96	-	9.05	2.5%	-	3.5%	8.57	-	8.59	2.6%	-	2.9%
Select Expense Measures
Aircraft Rent ($MM)	$220						$870
Depreciation and Amortization ($MM)	$360						$1,405

Fuel Expense
Mainline Fuel Consumption (Million Gallons)	830						3,350
Mainline Fuel Price Excluding Hedges	$2.39 / Gallon						$2.26 / Gallon
Mainline Fuel Price Including Cash Settled Hedges	$2.37 / Gallon						$2.29 / Gallon
Mainline Fuel Price Including Cash Settled Hedges and Non-Cash Net Mark-to-Market Gains/(Losses) (GAAP fuel expense per gallon)	$2.39 / Gallon						$2.30 / Gallon
Regional Affiliates Fuel Consumption (Million Gallons)	180						730
Regional Affiliates Fuel Price	$2.50 / Gallon						$2.40 / Gallon
Consolidated Fuel Price Including Cash Settled Hedges	$2.40 / Gallon						$2.31 / Gallon
Consolidated Fuel Price Including Cash Settled Hedges and Non-Cash Net Mark-to-Market Gains/(Losses) (GAAP fuel expense per gallon)	$2.41 / Gallon						$2.32 / Gallon

Non-Operating Income/(Expense)($MM)*
Non-Operating Income/(Expense)	($250)	-	($260)				($975)	-	($985)

Income Taxes
Effective Tax Rate	0%						0%

Net Capital Expenditures ($MM)
Fleet Related	$80						$285
Non-Fleet Related	$175						$435
Purchase Deposits Paid/(Refunded)	$5						$40
Total Net Capital Expenditures	$260						$760

Scheduled Debt and Capital Lease Obligations ($MM)
Scheduled Debt and Capital Lease Obligations	$540						$2,030

Cash and Cash Equivalents
Unrestricted Cash Balance	$8.4B						$8.4B

*	Excludes special items and certain accounting charges and merger-related expenses

Combined Company Outlook

based on preliminary pro forma purchase accounting adjustments

Pension Expense and Contributions

United does not have any tax-qualified defined benefit pension plans. As of October 21, 2010, for Continental, the Company had contributed $193 million to its tax-qualified defined benefit pension plans satisfying its minimum funding requirements for calendar year 2010. The Company estimates that its non-cash pension expense for Continental will be approximately $185 million for 2010 including the preliminary estimate of the impact of purchase accounting. This amount excludes non-cash settlement charges related to lump-sum distributions. Settlement charges are possible during 2010, but the Company is not able at this time to estimate the amount of these charges.

Fuel Hedges - As of Oct. 14, 2010

As of Oct. 14, 2010, the Company's projected consolidated fuel requirements were hedged as follows:

		4Q 2010			1Q 2011			2Q 2011
		% of Expected Consumption	Weighted Average Price		% of Expected Consumption	Weighted Average Price		% of Expected Consumption	Weighted Average Price
WTI Crude Oil Swaps	($/bbl)	9%	76.13		8%	77.46		4%	81.01
Heating Oil Swaps	($/gal)	22%	2.17		17%	2.25		11%	2.12
Jet Fuel Swaps	($/gal)	9%	2.16		1%	2.44		—	—
WTI Crude Oil Call Options	($/bbl)	9%	95.65		7%	92.97		4%	92.77
Heating Oil Call Options	($/gal)	22%	2.18		18%	2.24		11%	2.20
Jet Fuel Call Options	($/gal)	1%	2.40		1%	2.44		—	—
WTI Crude Oil Collars	($/bbl)	3%	99.78	74.78	4%	97.67	66.67	4%	92.77	65.00

Total		74%			55%			34%

Combined Company Outlook

based on preliminary pro forma purchase accounting adjustments

Share Count

	4Q 2010 (Estimated)
Net Income	Basic Share Count (in millions)	Diluted Share Count (in millions)	Interest Add-back (in millions)
Less than or equal to $0	319.7	319.7	—
$1 million - $35 million	319.7	323.5	—
$36 million - $52 million	319.7	363.2	$4.3
$53 million - $60 million	319.7	371.7	$5.7
$61 million - $267 million	319.7	383.9	$7.8
$268 million - $301 million	319.7	388.2	$11.0
$302 million - $413 million	319.7	410.5	$28.9
$414 million or greater	319.7	413.9	$32.5

	Full Year 2010 - PRO-FORMA (Estimated)
Net Income	Basic Share Count (in millions)	Diluted Share Count (in millions)	Interest Add-back (in millions)
Less than or equal to $0	315.9	315.9	—
$1 million - $139 million	315.9	320.1	—
$140 million - $239 million	315.9	359.8	$17.4
$240 million - $270 million	315.9	372.0	$26.0
$271 million - $1,059 million	315.9	380.5	$32.9
$1,060 million - $1,999 million	315.9	384.9	$45.3
$2,000 million or greater	315.9	410.5	$130.8

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual EPS calculation will likely be different from those set forth above.

United Continental Holdings, Inc.

Fleet Plan Includes Aircraft Operated by United Airlines and Continental Airlines or

Operated on Behalf of United or Continental Under a Capacity Purchase Agreement

As of October 21, 2010

	United & Continental Airlines Combined			United Airlines			Continental Airlines
	3Q10	Change	FY10E	3Q10	Change	FY10E	3Q10	Change	FY10E
Mainline Aircraft
B747-400	25	(1)	24	25	(1)	24	0	—	0
B777-200	74	—	74	52	—	52	22	—	22
B767-200/300/400	61	—	61	35	—	35	26	—	26
B757-200/300	158	—	158	96	—	96	62	—	62
B737-500/700/800/900*	238	2	240	0	—	0	238	2	240
A319/A320	152	—	152	152	—	152	0	—	0

Total Mainline Aircraft	708	1	709	360	(1)	359	348	2	350

	United & Continental Airlines Combined			United Airlines			Continental Airlines
	3Q10	Change	FY10E	3Q10	Change	FY10E	3Q10	Change	FY10E
Regional Aircraft
Q400	15	5	20	0	—	0	15	5	20
Q200	16	—	16	0	—	0	16	—	16
ERJ-145	274	(1)	273	53	(1)	52	221	—	221
CRJ200	80	1	81	80	1	81	0	—	0
CRJ700	115	—	115	115	—	115	0	—	0
EMB 120	9	—	9	9	—	9	0	—	0
EMB 170	38	—	38	38	—	38	0	—	0

Total Regional Aircraft	547	5	552	295	—	295	252	5	257

Total Aircraft	1,255	6	1,261	655	(1)	654	600	7	607

*	Excludes one 737-800 scheduled for delivery in December 2010 that is expected to enter service in 1Q11

2009 and Year-to-date 2010 Quarterly Pro-Forma Operating Statistics

	1Q 2009	2Q 2009	3Q 2009	4Q 2009	1Q 2010	2Q 2010	3Q 2010
Capacity (Million ASMs)
Mainline Capacity
Domestic Capacity	28,169	29,799	30,833	28,400	27,043	29,066	30,174
Latin America Capacity	5,191	4,468	4,501	4,191	5,233	4,879	4,615
Atlantic Capacity	10,976	12,634	12,864	10,707	10,596	12,182	13,668
Pacific Capacity	9,008	9,625	9,798	8,980	8,681	9,707	9,935
Total Mainline Capacity	53,343	56,526	57,996	52,278	51,553	55,835	58,393
Regional Affiliates Capacity*	7,053	7,461	7,970	7,642	7,711	8,471	8,703
Consolidated Capacity
Domestic Capacity	34,928	36,990	38,522	35,788	34,488	37,093	38,439
International Capacity	25,468	26,997	27,444	24,132	24,776	27,212	28,657
Total Consolidated Capacity	60,397	63,987	65,966	59,920	59,264	64,305	67,096

Traffic (Million RPMs)
Mainline Traffic
Domestic Traffic	22,361	25,704	26,868	23,707	22,072	25,173	26,304
Latin America Traffic	4,045	3,559	3,757	3,364	4,231	3,869	3,833
Atlantic Load Traffic	7,557	10,359	11,138	8,912	8,111	10,340	11,891
Pacific Load Traffic	6,599	7,176	7,976	7,216	7,205	8,085	8,597
Total Mainline Traffic	40,562	46,798	49,739	43,199	41,620	47,467	50,625
Regional Affiliates Traffic*	5,036	5,868	6,304	5,873	5,779	6,810	7,034
Consolidated Traffic
Domestic Traffic	27,184	31,366	32,931	29,380	27,643	31,642	32,973
International Traffic	18,414	21,301	23,112	19,692	19,756	22,635	24,685
Total Consolidated Traffic	45,598	52,667	56,043	49,073	47,399	54,277	57,658

Load Factor
Mainline Load Factor
Domestic Load Factor	79.4%	86.3%	87.1%	83.5%	81.6%	86.6%	87.2%
Latin America Load Factor	77.9%	79.7%	83.5%	80.3%	80.9%	79.3%	83.0%
Atlantic Load Factor	68.8%	82.0%	86.6%	83.2%	76.5%	84.9%	87.0%
Pacific Load Factor	73.3%	74.6%	81.4%	80.4%	83.0%	83.3%	86.5%
Total Mainline Load Factor	76.0%	82.8%	85.8%	82.6%	80.7%	85.0%	86.7%
Regional Affiliates Load Factor*	71.4%	78.7%	79.1%	76.9%	75.0%	80.4%	80.8%
Consolidated Load Factor
Domestic Load Factor	77.8%	84.8%	85.5%	82.1%	80.2%	85.3%	85.8%
International Load Factor	72.3%	78.9%	84.2%	81.6%	79.7%	83.2%	86.1%
Total Consolidated Load Factor	75.5%	82.3%	85.0%	81.9%	80.0%	84.4%	85.9%

*	Regional Affiliates results only reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus

Year-to-date 2010 Quarterly Pro Forma

based on preliminary pro forma purchase accounting adjustments

(in $ millions, except per share data)	1Q 2010	2Q 2010	3Q 2010
Operating Revenue
Passenger:
Mainline	5,536	6,615	7,059
Regional Affiliates	1,321	1,619	1,664
Total Passenger	6,857	8,234	8,723
Cargo	259	301	290
Other operating revenue	321	344	334

Total operating revenue	7,437	8,879	9,347

Operating Expenses
Aircraft fuel	1,665	1,998	2,061
Salaries and related costs	1,675	1,800	1,931
Regional Affiliates	1,365	1,484	1,488
Depreciation and amortization	358	344	356
Aircraft maintenance materials and outside repairs	364	377	389
Landing fees and other rents	417	433	445
Aircraft rent	216	217	218
Distribution expenses	284	317	328
Other impairments, merger-related costs and special items	28	84	21
Other operating expenses	946	952	995

Total operating expenses	7,318	8,006	8,232

Earnings/(Loss) from operations	119	873	1,115

Other Income/(Expense)
Interest expense, net	(254)	(245)	(254)
Miscellaneous, net	14	(8)	23

Total other income (expense), net	(240)	(253)	(231)

Income before income taxes and equity in earnings of affiliates	(121)	620	884
Income tax benefit/(expense)	(1)	2	1

Income before equity in earnings of affiliates	(122)	622	885
Equity in earnings of affiliates, net of tax	1	—	—

Net Income/(Loss)	(121)	622	885

Earnings/(Loss) per share, basic	(0.39)	1.98	2.80
Earnings/(Loss) per share, diluted	(0.39)	1.61	2.23

Weighted average shares outstanding, basic	313	315	316
Weighted average shares outstanding, diluted	313	410	411

Year-to-date 2010 Quarterly Selected Statistics

based on preliminary pro forma purchase accounting adjustments

	1Q 2010	2Q 2010	3Q 2010
Passenger Revenue per Available Seat Mile (RASM)[1]
Mainline RASM (¢/ASM)	10.74	11.85	12.09
Consolidated RASM (¢/ASM)	11.57	12.80	13.00

Cost per Available Seat Mile (CASM)
Mainline CASM (¢/ASM)	11.55	11.68	11.55
Profit Sharing (¢/ASM)	—	(0.20)	(0.27)
Special Items (¢/ASM)[2]	(0.06)	(0.18)	(0.05)
Net non-cash mark-to-market impact (“MTM”) (¢/ASM)	0.06	(0.07)	(0.02)

Mainline CASM excluding profit sharing, MTM impact and special items	11.55	11.24	11.21
Aircraft fuel (¢/ASM)[3]	(3.29)	(3.51)	(3.51)
Mainline CASM excluding fuel, profit sharing, special items and MTM impact (¢/ASM)	8.26	7.73	7.70

Consolidated CASM	12.35	12.45	12.27
Special Items (¢/ASM)[2]	—	(0.17)	(0.23)
Profit Sharing (¢/ASM)	(0.05)	(0.16)	(0.05)
Net non-cash mark-to-market impact (¢/ASM)	0.05	(0.06)	(0.02)
Consolidated CASM excluding profit sharing, MTM impact and special items	12.35	12.07	11.97
Aircraft fuel (¢/ASM)[3]	(3.53)	(3.76)	(3.73)
Consolidated CASM excluding fuel, profit sharing, MTM impact and special items (¢/ASM)	8.82	8.31	8.23

Fuel cost per Gallon (Cents)
Mainline average price per gallon of jet fuel	215.1	234.8	231.6
Mainline average price per gallon of jet fuel excluding MTM impact	219.1	230.4	230.2
	—	—	—
Consolidated average price per gallon of jet fuel	217.9	236.4	231.6
Consolidated average price per gallon of jet fuel excluding MTM impact	221.1	232.9	230.5

Non-Operating Income/(Expense) ($Millions)
Total Non-Operating Income/(Expense)	(240)	(253)	(231)
Non-Cash Net Market To Market Gains/(Losses)	—	—	—
Total Non-Operating Income/(Expense) Excluding MTM Gains/(Losses)	(240)	(253)	(231)

Net Income/(Loss) ($Millions)
Net Income/(Loss) (GAAP)	(121)	622	885
Special items	—	135	44
Net Income/(Loss) excluding special items(Non-GAAP)	(121)	757	929

Weighted Averages Shares Outstanding
Basic	313	315	316
Diluted	313	410	411

Earnings (Loss) per Share (“EPS”) ($)
Diluted EPS	(0.39)	1.61	2.23
Special Items per share[2]	—	0.33	0.11
Diluted EPS excluding special items	(0.39)	1.94	2.34

[1]	Includes passenger revenue, bag fees, etc.
[2]	Special items include merger-related costs, impairments, and other one-time accounting charges
[3]	Includes aircraft fuel and related taxes (excluding net non-cash mark-to-market impact)

2009 Quarterly Pro Forma

based on preliminary pro forma purchase accounting adjustments

(in $ millions, except per share data)	1Q 2009	2Q 2009	3Q 2009	4Q 2009	FY 2009[1]
Operating Revenue
Passenger:
Mainline	4,966	5,317	5,880	5,440	21,602
Regional Affiliates	1,078	1,216	1,349	1,314	4,958
Total Passenger	6,044	6,533	7,229	6,754	26,560
Cargo	209	203	217	273	902
Other operating revenue	289	295	289	295	1,167

Total operating revenue	6,542	7,031	7,735	7,322	28,029

Operating Expenses
Aircraft fuel	1,301	1,221	1,754	1,543	5,820
Salaries and related costs	1,612	1,687	1,673	1,636	6,608
Regional Affiliates	1,189	1,233	1,317	1,325	5,065
Depreciation and amortization	359	352	359	381	1,451
Aircraft maintenance materials and outside repairs	374	397	408	386	1,565
Landing fees and other rents	408	422	426	404	1,660
Aircraft rent	229	230	224	216	899
Distribution expenses	253	267	282	265	1,068
Other impairments, merger-related costs and special items	123	132	63	169	487
Other operating expenses	956	965	981	1,018	3,915

Total operating expenses	6,804	6,906	7,487	7,343	28,538

Earnings/(Loss) from operations	(262)	125	248	(21)	91

Other Income/(Expense)
Interest expense, net	(201)	(201)	(217)	(234)	(852)
Miscellaneous, net	(6)	54	(8)	28	66

Total other income (expense), net	(207)	(147)	(225)	(206)	(786)

Income before income taxes and equity in earnings of affiliates	(469)	(22)	23	(227)	(695)
Income tax benefit/(expense)	29	13	4	3	49

Income before equity in earnings of affiliates	(440)	(9)	27	(224)	(646)
Equity in earnings of affiliates, net of tax	1	1	1	1	4

Net Income/(Loss)	(439)	(8)	28	(223)	(642)

Earnings/(Loss) per share, basic	(1.60)	(0.03)	0.10	(0.71)	(2.24)
Earnings/(Loss) per share, diluted	(1.60)	(0.03)	0.10	(0.71)	(2.24)

Weighted average shares outstanding, basic	274	275	284	312	286
Weighted average shares outstanding, diluted	274	275	284	312	286

[1]	Quarterly amounts may not sum to the annual amounts due to rounding

2009 Quarterly Selected Statistics

based on preliminary pro forma purchase accounting adjustments

	1Q 2009	2Q 2009	3Q 2009	4Q 2009	Full Year 2009
Passenger Revenue per Available Seat Mile (RASM)[1]
Mainline RASM (¢/ASM)	9.31	9.41	10.14	10.41	9.81
Consolidated RASM (¢/ASM)	10.01	10.21	10.96	11.27	10.61

Cost per Available Seat Mile (CASM)
Mainline CASM (¢/ASM)	10.53	10.04	10.64	11.49	10.66
Profit Sharing (¢/ASM)	—	—	—	—	—
Special Items (¢/ASM)[2]	(0.20)	(0.26)	(0.14)	(0.33)	(0.23)
Net non-cash mark-to-market impact (“MTM”) (¢/ASM)	0.36	0.54	0.04	0.12	0.27
Mainline CASM excluding profit sharing, MTM impact and special items	10.68	10.32	10.54	11.28	10.69
Aircraft fuel (¢/ASM)[3]	(2.80)	(2.70)	(3.07)	(3.08)	(2.91)
Mainline CASM excluding fuel, profit sharing, special items and MTM impact (¢/ASM)	7.88	7.62	7.48	8.20	7.78

Consolidated CASM	11.27	10.79	11.35	12.25	11.40
Special Items (¢/ASM)[2]	—	—	—	—	—
Profit Sharing (¢/ASM)	(0.18)	(0.23)	(0.12)	(0.31)	(0.21)
Net non-cash mark-to-market impact (¢/ASM)	0.32	0.48	0.04	0.11	0.23
Consolidated CASM excluding profit sharing, MTM impact and special items	11.40	11.04	11.27	12.05	11.43
Aircraft (¢/ASM)[3]	(2.91)	(2.84)	(3.24)	(3.31)	(3.08)
Consolidated CASM excluding fuel, profit sharing, MTM impact and special items (¢/ASM)	8.49	8.20	8.02	8.74	8.35

Fuel cost per Gallon (Cents)
Mainline average price per gallon of jet fuel	162.0	142.5	199.3	193.8	174.4

Mainline average price per gallon of jet fuel excluding MTM impact	185.8	178.1	202.2	202.0	192.0

Consolidated average price per gallon of jet fuel	162.6	147.4	199.6	198.2	177.1
Consolidated average price per gallon of jet fuel excluding MTM impact	182.4	177.1	202.0	205.0	191.6

Non-Operating Income/(Expense) ($Millions)
Total Non-Operating Income/(Expense)	(207)	(147)	(225)	(206)	(785)
Non-Cash Net Market To Market Gains/(Losses)	72	135	34	38	39
Total Non-Operating Income/(Expense) Excluding MTM Gains/(Losses)	(279)	(282)	(259)	(244)	(824)

Net Income/(Loss) ($Millions)
Net Income/(Loss) (GAAP)	(439)	(8)	28	(223)	(642)
Special items	(185)	(305)	17	76	(397)
Net Income/(Loss) excluding special items (Non-GAAP)	(624)	(313)	45	(147)	(1,039)

Weighted Averages Shares Outstanding
Basic	274	275	284	312	286
Diluted	274	275	284	312	286

Earnings (Loss) per Share (“EPS”) ($)
Diluted EPS	(1.60)	(0.03)	0.10	(0.71)	(2.24)
Special Items per share[2]	(0.68)	(1.11)	0.06	0.24	(1.39)
Diluted EPS excluding special items	(2.28)	(1.14)	0.16	(0.47)	(3.63)

[1]	Includes passenger revenue, bag fees, etc.
[2]	Special items include merger-related costs, impairments, and other one-time accounting charges
[3]	Includes aircraft fuel and related taxes (excluding net non-cash mark-to-market impact)

Note 1

The financial results presented are based on the information that was produced in accordance with SEC regulations for the purposes of the proxy statement filed on August 18, 2010. In these results, it is assumed both that the merger closed on January 1, 2009, and that pre-merger United’s income statement presentation shall be used. Consequently, Continental results have been adjusted for the purposes of this update. Once a final determination has been made regarding the income statement presentation that United Continental Holdings, Inc. will use to report its combined results, the company will publish historical pro-forma financial statements that conform to the new presentation.

Details regarding the preliminary income statement adjustments included in both the pro-forma financial statements and the guidance provided for the Fourth Quarter in this document are provided below.

	1Q 2009	2Q 2009	3Q 2009	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Passenger Revenue
Advance Ticket Sales (a)	(29)	(42)	(15)	(14)	17	25	25	25
Frequent Flyer Deferred Revenue (b)	(40)	(28)	42	5	20	(5)	(15)	24
Conforming Reclassifications (c)	136	146	144	143	151	170	169	149

Other Revenue
Frequent Flyer Deferred Revenue (b)	(33)	(33)	(33)	(34)	—	—	—	(33)
Conforming Reclassifications (c)	(136)	(146)	(144)	(143)	(151)	(170)	(169)	(149)
Deferred Gains (d)	(9)	(10)	(9)	(10)	(10)	(10)	(10)	(10)

Total Revenue	(111)	(113)	(15)	(53)	27	10	—	6

Aircraft Fuel
Conforming Reclassifications (c)	(104)	(113)	(138)	(143)	(147)	(168)	(165)	(154)
Fuel Hedge Adjustment (e)	(129)	(222)	(53)	—	—	—	—	—
Salaries & Related Costs
Pension Liability Adjustment (f)	(34)	(34)	(34)	(38)	(28)	(29)	(29)	(29)
Conforming Reclassifications (c)	(40)	(41)	(41)	(40)	(41)	(41)	(43)	(44)
Profit Sharing (g)	—	—	—	—	—	28	9	12
Regional Affiliates (c)	305	308	331	334	349	362	362	356
Depreciation & Amortization
Revaluation of Assets (h)	22	19	21	20	16	13	13	20
Conforming Reclassifications (c)	(7)	(7)	(6)	(7)	(5)	(6)	(5)	(8)
Aircraft Rent
Revaluation of Operating Leases (i)	(33)	(33)	(34)	(34)	(33)	(34)	(34)	(34)
Conforming Reclassifications (c)	(65)	(63)	(65)	(62)	(63)	(62)	(62)	(62)
Deferred Gains (d)	2	2	2	2	2	2	2	2
Special Operating Items (j)	—	—	—	(32)	—	(46)	(55)	—
All Other Operating Expense
Frequent Flyer Deferred Revenue (b)	(13)	(17)	(15)	(22)	(29)	(35)	(45)	(39)
Conforming Reclassifications (c)	(89)	(84)	(81)	(82)	(93)	(85)	(87)	(88)
Other Purchase Accounting (k)	(1)	—	(1)	(1)	(2)	—	—	—

Total Operating Expense	(186)	(285)	(114)	(105)	(74)	(101)	(139)	(68)

Operating Earnings Impact	75	172	99	52	101	111	139	74

Non-Operating Expense (l)	4	5	4	5	6	5	5	5

Pre-Tax Earnings Impact	79	177	103	57	107	116	144	79
Income Tax Expense (m)	—	—	—	(125)	—	—	—	—
Net Income Impact	79	177	103	(68)	107	116	144	79

(a)	Advance Ticket Sales

A reduction of Continental’s advance ticket sales to conform to UAL’s accounting policy for ticket breakage.

(b)	Frequent Flyer Deferred Revenue

Adjustments to (i) eliminate the existing liability for Continental’s OnePass frequent flyer program, a portion of which was accounted under the incremental cost method and recorded within the air traffic liability, (ii) record the fair value of Continental’s OnePass liability and (iii) reflect the adoption of deferred revenue accounting to conform to UAL’s frequent flyer accounting policy and financial statement presentation.

(c)	Conforming Reclassifications

Certain reclassifications have been made (i) between Continental’s passenger revenue and other revenue to conform to the UAL presentation of baggage and change fees as passenger revenue rather than other revenue and (ii) between various categories of Continental’s operating expenses and regional affiliates expense to conform to the UAL presentation of all expenses related to regional affiliates being reported as Regional Affiliates expense. Continental’s historical presentation includes only capacity purchase expenses in regional affiliates expense. This reclassification includes amounts recorded to other expense line items in other pro forma adjustments.

(d)	Deferred Gains

An adjustment to reduce Continental’s liabilities related to the elimination of deferred gains associated with certain long-term contracts.

(e)	Fuel Hedge Adjustment

As a result of the elimination of all of Continental’s stockholders’ equity, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect lower aircraft fuel expenses related to Continental’s fuel hedge losses that had previously been deferred in accumulated other comprehensive income (loss) but were eliminated upon the application of the acquisition method of accounting.

(f)	Pension Liability

As a result of adjustments to record Continental’s pension assets at fair value, remeasure its pension and postretirement benefit obligations at current discount rates and eliminate unrecognized prior service cost and unrecognized actuarial losses recorded in other comprehensive income (loss). The Unaudited Pro Forma Condensed Combined Statements of Operations reflect lower salaries and related costs related to the elimination of amortization or settlement charge recognition of pension and postretirement prior service costs and actuarial gains and losses.

(g)	Profit Sharing

An adjustment to record the profit sharing expense associated with other pro forma adjustments.

(h)	Revaluation of Assets

All assets are revalued as of the date of purchase accounting implementation. The Unaudited Pro Forma Condensed Statements of Operations reflect the impact of the revaluation of aircraft fuel, spare parts and supplies, property and equipment, capital leases, intangible assets such as Continental’s slots and frequent flyer customer database and other agreements.

(i)	Revaluation of Aircraft Operating Leases

Adjustments to (i) eliminate Continental’s aircraft rent leveling accounts and (ii) record the fair value of Continental’s aircraft operating leases.

(j)	Merger-Related Costs

A reduction of other impairments and special items to remove the effect of one-time costs directly related to the merger.

(k)	Other Purchase Accounting

Other purchase accounting impacts include (i) a decrease in aircraft maintenance, material and outside repair expense to reflect the fair value of a Continental maintenance contract with a third party; (ii) an increase in facility operating lease expense due to the elimination of Continental’s facility rent leveling accounts and revaluation of fair value of facility operating leases.

(l)	Interest Expense

A reduction of long-term debt and capital leases to reflect the fair value of Continental’s long-term debt and the elimination of other noncurrent assets primarily associated with deferred debt issuance costs incurred by Continental. The difference between the fair value and the face amount of each borrowing is amortized as interest expense over the remaining term of the borrowings based on the maturity dates.

(m)	Income Taxes

To record the income tax effects of the purchase accounting adjustments.

Note 2 – Special Items

The table below details the impact of special items on net income for the pro-forma combined company:

$ millions	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010

Pro Forma Net Income	(439)	(8)	28	(223)	(121)	622	885
Special items:
UAL Impairments	110	40	19	74	17	73	22
Special charges (net of tax of $0)	(6)	63	41	68	3	21	8
Merger-related costs (net of tax of $0)	—	—	—	—	—	28	44
Non-cash, net mark-to-market impact	(263)	(440)	(59)	(103)	(31)	37	12
Less: income tax adjustments	(30)	(12)	(4)	25	1	(2)	—

	(189)	(349)	(3)	64	(10)	157	86
CAL Impairments	—	31	—	—	—	—	—
Special charges (net of tax of $0)	4	13	20	77	10	6	2
Merger-related costs (net of tax of $0)	—	—	—	—	—	18	11
Less: income tax adjustments	—	—	—	(158)	—	—	—

	4	44	20	(81)	10	24	13
Pro Forma Adj
Merger-related costs (net of tax of $0)	—	—	—	—	—	(46)	(55)
Special charges (net of tax of $0)	—	—	—	(32)	—	—	—
Less: income tax adjustments	—	—	—	125	—	—	—

	—	—	—	93	—	(46)	(55)

Adjusted Pro Forma Net Income	(624)	(313)	45	(147)	(121)	757	929

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this presentation are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this presentation are based upon information available to us on the date of this presentation. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

For further questions, contact Investor Relations at (312) 997-8610 or investorrelations@united.com

Non-GAAP To GAAP Reconciliations

Pursuant to SEC Regulation G, the company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The company believes that excluding fuel costs and certain other items from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other items that would otherwise make analysis of the company’s operating performance more difficult.

	Q4 2010 Estimate		Full Year 2010 Estimate
Operating expense per ASM – CASM (cents)	Low	High	Low	High
Mainline operating expense excluding profit sharing	12.13	12.21	11.53	11.55
Special items and other exclusions (a)	—	—	—	—

Mainline operating expense excluding profit sharing and special items(a)	12.13	12.21	11.53	11.55
PLUS: net non-cash mark-to-market impact	(0.03)	(0.03)	(0.02)	(0.02)

Mainline operating expense excluding profit sharing, net non-cash mark-to-market impact and special items (b)	12.10	12.18	11.51	11.53
Less: fuel expense (excluding net non-cash mark-to-market impact) (c)	(3.65)	(3.65)	(3.49)	(3.49)

Mainline operating expense excluding fuel, profit sharing and special items (b)	8.45	8.53	8.02	8.04

	Q4 2010 Estimate		Full Year 2010 Estimate
Regional Affiliate expense per ASM – CASM (cents)	Low	High	Low	High
Regional Affiliate operating expense	18.01	18.13	17.55	17.57
Less: Regional Affiliate fuel expense	(5.57)	(5.57)	(5.32)	(5.32)

Regional CASM excluding fuel	12.43	12.55	12.23	12.25

	Q4 2010 Estimate		Full Year 2010 Estimate
Operating expense per ASM – CASM (cents)	Low	High	Low	High
Consolidated operating expense excluding profit sharing	12.89	12.98	12.31	12.33
Special items and other exclusions (a)	—	—	—	—

Consolidated operating expense excluding profit sharing and special items (b)	12.89	12.98	12.31	12.33
Plus: net non-cash mark-to-market impact (c)	(0.03)	(0.03)	(0.01)	(0.01)

Consolidated operating expense excluding profit sharing, net non-cash mark-to-market impact and special items (b)	12.86	12.95	12.30	12.32
Less: fuel expense (excluding net non-cash mark-to-market impact) (c)	(3.90)	(3.90)	(3.73)	(3.73)

Consolidated expense excluding fuel, profit sharing and special items (b)	8.96	9.05	8.57	8.59

(a)	Operating expense per ASM – CASM excludes special items, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special items and charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these items with reasonable certainty.
(b)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.
(c)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.